EXHIBIT 23


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                       CONSENT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors of
    Agway Inc.:

We consent to the incorporation by reference in this registration statement on Pre-Effective Amendment No.1 to Form S-3 of our reports dated August 22, 1997 on our audits of the consolidated financial statements and financial statement schedules of Agway Inc. and Consolidated Subsidiaries as of June 30, 1997 and 1996, and for the years ended June 30, 1997, 1996, and 1995, appearing in the Annual Report on Form 10-K (SEC File No. 2-22791) of Agway Inc. and Consolidated Subsidiaries filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

We also consent to the reference to our firm under the caption "Experts" in this Prospectus.









/s/ COOPERS & LYBRAND L.L.P.

Syracuse, New York
October 15, 1997








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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Pre-Effective Amendment No. 1 to Form S-3 of our report dated August 11, 1995, relating to the consolidated financial statements of H. P. Hood Inc., which appears on page 29 of Agway Inc.'s Annual Report on Form 10-K for the year ended June 30, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.





/s/ PRICE WATERHOUSE LLP
Boston, Massachusetts
October 15, 1997